SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported):  May 8, 2003


                     First Cash Financial Services, Inc.
                     -----------------------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)


             0-19133                               75-2237318
             -------                               ----------
    (Commission File Number)             (IRS Employer Identification No.)


           690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
           -------------------------------------------------------
         (Address of principal executive offices, including zip code)


                               (817) 460-3947
                               --------------
             (Registrant's telephone number, including area code)

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      Item 1 Changes in Control of Registrant

             Inapplicable


      Item 2 Acquisition or Disposition of Assets

             Inapplicable


      Item 3 Bankruptcy or Receivership

             Inapplicable


      Item 4 Changes in Registrant's Certifying Accountant

             Inapplicable


      Item 5 Other Events

             Certain executive officers of First Cash Financial Services, Inc. (the "Company") sold 168,500 shares of the Company's common stock during the period from May 8, 2003 through May 12, 2003. The executive officers participating in the sale of stock were Phillip E. Powell, chairman of the board and chief executive officer, and Rick Wessel, president. The shares were sold on the open market at an average price of approximately $11.30 per share.

             The officers have each committed the proceeds from these stock sales, which approximate $1,900,000, to reduce the indebtedness on loans previously made to them by the Company. The repayments will reduce the outstanding amount of the Company's total notes receivable from all officers to approximately $973,000.


      Item 6 Resignation of Registrant's Directors

             Inapplicable


      Item 7 Financial Statements and Exhibits

             Inapplicable


      Item 8 Change in Fiscal Year

             Inapplicable


      Item 9 Regulation FD Disclosure

             Inapplicable

                                  SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



 Dated:  May 14, 2003          FIRST CASH FINANCIAL SERVICES, INC.
                               (Registrant)

                               /s/ R. DOUGLAS ORR
                               ------------------------
                               R. Douglas Orr
                               Chief Accounting Officer